BUSINESS FINANCING AGREEMENT

Borrower:	INUVO, INC.	Lender:	BRIDGE BANK, National Association
	15550 Lightwave Drive, Suite 300		55 Almaden Boulevard, Suite 100
	Clearwater, FL 33670		San Jose, CA 95113

THIS  BUSINESS  FINANCING  AGREEMENT,  dated  as  of  February  15,  2011,  is made  and  entered  into  between  BRIDGE  BANK,  NATIONAL  ASSOCIATION  (“Lender”)  and INUVO,  INC.,  a  Nevada  corporation (“Borrower”)  on  the  following  terms  and conditions:

1. REVOLVING CREDIT LINE.

1.1
Advances. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Maturity Date, Lender will make Advances to Borrower not exceeding the Credit Limit or the Borrowing Base, whichever is less; provided that in no event shall Lender be obligated to make any Advance that results in an Overadvance or while any Overadvance is outstanding. Amounts borrowed under this Section may be repaid  and  reborrowed  during  the  term  of  this Agreement. It  shall  be  a  condition  to  each  Advance  that  (a)  an Advance  Request  acceptable  to  Lender  has  been  received  by  Lender,  (b) all  of  the  representations  and  warranties set forth in Section 3 are true and correct on the date of such Advance as though made at and as of each such date, and (c) no Default has occurred and is continuing, or would result from such Advance.

1.2
Advance Requests. Borrower may request that Lender make an Advance by delivering to Lender an Advance Request therefor and Lender shall be entitled to rely on all the information provided by Borrower to Lender on or with the Advance Request. The Lender may honor Advance Requests, instructions or repayments given by the Borrower (if an individual) or by any Authorized Person.

1.3
Due Diligence. Lender may, after no less than three days prior notice (unless an Event of Default exists, in which case no notice will be required), audit Borrower’s Receivables and any and all records pertaining to the Collateral, at Lender’s sole discretion and at Borrower’s expense. Lender may at any time and from time to time contact Account Debtors and other persons obligated or knowledgeable in respect of Receivables to confirm the Receivable Amount of such Receivables, to determine whether Receivables constitute Eligible Receivables, and for any other purpose in connection with this Agreement. If any of the Collateral or Borrower's books or records pertaining to the Collateral are in the possession of a third party, Borrower authorizes that third party to permit Lender or its agents to have access to perform inspections or audits thereof and to respond to Lender's requests for information concerning such Collateral and records.

1.4
Collections. All proceeds of Receivables and Collateral shall be deposited into a lockbox or dominion account with Lender pursuant to an agreement acceptable to Lender (the “Blocked Account”). Borrower shall use the Blocked Account address as the remit to and payment address for all proceeds of Receivables and Collateral and it will be considered an immediate Event of Default if this does not occur or is not operational within 45 days of the date of this Agreement. All proceeds of Receivables and Collateral received to the Blocked Account will be deposited to a non-interest bearing bank-control account maintained with Lender and Borrower will not have access to that account. Until the Blocked Account is operational Borrower will notify, transfer and deliver to Lender all Collections Borrower receives within 24 hours, and deliver to Lender a detailed cash receipts journal on Friday of each week.

1.5
Receivables Activity Report. Within 30 days after the end of each Monthly Period, Lender shall send to Borrower a report covering the transactions for that Monthly Period, including the amount of all Advances, Collections, Adjustments, Finance Charges, and other fees and charges. The accounting shall be deemed correct and conclusive unless Borrower makes written objection to Lender within 45 days after the Lender sends the accounting to Borrower.

1.6
Adjustments. In the event any Adjustment or dispute is asserted by any Account Debtor, Borrower shall promptly advise Lender and shall, subject to the Lender’s approval, resolve such disputes and advise Lender of any Adjustments; ~~provided~~ that in no case will the aggregate Adjustments made with respect to any Receivable exceed 2% of its original Receivable Amount unless Borrower has obtained the prior written consent of Lender. So long as any Obligations are outstanding, Lender shall have the right, at any time, to take possession of any rejected, returned, or recovered personal property. If such possession is not taken by Lender, Borrower is to resell it for Lender’s account at Borrower’s expense with the proceeds made payable to Lender. While Borrower retains possession of any returned goods, Borrower shall segregate said goods and mark them as property of Lender.

1.7
Recourse; Maturity. Advances and the other Obligations shall be with full recourse against Borrower. On the Maturity Date, the Borrower will pay all then outstanding Advances and other Obligations to the Lender or such earlier date as shall be herein provided.

1.8
Letter of Credit Line. Subject to the terms and conditions of this Agreement, Lender hereby agrees to issue or cause an Affiliate to issue letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively,"Letters of Credit") from time to time; provided that (a) the Letter of Credit Obligations shall not at any time exceed the Letter of Credit Sublimit and (b) the Letter of Credit Obligations will be treated as Advances for purposes of determining availability under the Credit Limit and shall decrease, on a dollar-for-dollar basis, the amount available for other Advances. The form and substance of each Letter of Credit shall be subject to approval by Lender, in its sole discretion. Each Letter of Credit shall be subject to the additional terms of the Letter of Credit agreements, applications and any related documents required by Lender in connection with the issuance thereof (each, a "Letter of Credit Agreement"). Each draft paid under any Letter of Credit shall be repaid by Borrower in accordance with the provisions of the applicable Letter of Credit Agreement. No Letter of Credit shall be issued that results in an Overadvance or while any Overadvance is outstanding. Upon the Maturity Date, the amount of Letter of Credit Obligations shall be secured by unencumbered cash on terms acceptable to Lender if the term of this Agreement is not extended by Lender.

1.9
Cash Management Services. Borrower may use availability hereunder up to the Cash Management Sublimit for Lender's cash management services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the "Cash Management Services"). The entire Cash Management Sublimit will be treated as an Advance for purposes of determining availability under the Credit Limit and shall decrease, on a dollar-for-dollar basis, the amount available for other Advances. The Cash Management Services shall be subject to additional terms set forth in applicable cash management services agreements.

1.10
 Foreign Exchange Facility. Borrower may enter in foreign exchange forward contracts with Lender under which Borrower commits to purchase from or sell to Lender a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract"). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Sublimit. Ten percent (10%) of the amount of each outstanding FX Forward Contract shall be treated as an Advance for purposes of determining availability under the Credit Limit and shall decrease, on a dollar-for-dollar basis, the amount available for other Advances. Lender may terminate the FX Forward Contracts if an Event of Default occurs. Each FX Forward Contract shall be subject to additional terms set forth in the applicable FX Forward Contract or other agreements executed in connection with the foreign exchange facility.

1.11
Non-Formula Facility. On the date this agreement becomes effective, Lender will make an advance (the “Non-Formula Loan”) in the amount of the Non-Formula Loan Amount into an interest bearing account in Borrower’s name maintained at Lender and controlled by Lender (the “Non-Formula Loan Account”), and funds may not be withdrawn from the Non-Formula Loan Account by Borrower or used by Borrower or Lender other than to repay the Non-Formula Loan and secure the Landlord Letter of Credit. On August 10, 2011, Lender will withdraw $250,000 from the Non-Formula Loan Account in partial repayment of the Non-Formula Loan. Lender will withdraw the remaining amount of the Non-Formula Loan on the Maturity Date in full repayment of the Non-Formula Loan.

1.12	Overadvances. Upon any occurrence of an Overadvance, Borrower shall immediately pay down the Advances such that, after giving effect to such payments, no Overadvance exists.

2.  FEES AND FINANCE CHARGES.

2.1
Finance Charges. Lender may, but is not required to, deduct the amount of accrued Finance Charge from Collections received by Lender. Within 10 days of each Month End, Borrower shall pay to Lender any accrued and unpaid Finance Charge as of such Month End.

2.2	Fees.

(a)
Termination Fee. In the event this Agreement is terminated prior to the first anniversary of the date of this Agreement other than because (i) the Obligations of Borrower under this Agreement are refinanced by Lender, or (ii) Lender terminates this Agreement for a reason other than the occurrence or existence of an Event of Default, Borrower shall pay the Termination Fee to Lender.

(b)	Facility Fee. Borrower shall pay the Facility Fee to Lender promptly upon the execution of this Agreement and annually thereafter.

(c)
Letter of Credit Fees. Borrower shall pay to Lender fees upon the issuance of each Letter of Credit, upon the payment or negotiation of each draft under any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Lender's standard fees and charges then in effect for such activity.

(d)	Maintenance Fee. Within ten days after each Month End, Borrower shall pay to Lender the Maintenance Fee.

(e)
Cash Management and FX Forward Contract Fees. Borrower shall pay to Lender fees in connection with the Cash Management Services utilized by Borrower and the FX Forward Contracts as determined in accordance with Lender’s standard fees and charges then in effect for such activity.

(f)	Due Diligence Fee. Borrower shall pay the Due Diligence Fee to Lender promptly upon the execution of this Agreement and annually thereafter.

(g)	Fee-in-lieu-of-Warrant. Borrower shall pay a fee of $21,250 to Lender promptly upon the execution of this Agreement.

(h)	Non-Formula Facility Fee. Borrower shall pay a fee of $4,750 to Lender promptly upon execution of this Agreement.

3.   REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants:

3.1
No representation, warranty or other statement of Borrower in any certificate or written statement given to Lender contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

3.2
Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.

3.3
The execution, delivery and performance of this Agreement has been duly authorized, and does not conflict with Borrower’s organizational documents, nor constitute an Event of Default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound.

3.4	Borrower has good title to the Collateral and all inventory is in all material respects of good and marketable quality, free from material defects.

3.5
Borrower’s name, form of organization, chief executive office, and the place where the records concerning all Receivables and Collateral are kept is set forth at the beginning of this Agreement, Borrower is located at its address for notices set forth in this Agreement.

3.6
If Borrower owns, holds or has any interest in, any copyrights (whether registered, or unregistered), patents or trademarks, and licenses of any of the foregoing, such interest has been specifically disclosed and identified to Lender in writing.

4.  MISCELLANEOUS PROVISIONS.   Borrower will:

4.1
Maintain its corporate existence and good standing in its jurisdictions of incorporation and maintain its qualification in each jurisdiction necessary to Borrower's business or operations and not merge or consolidate with or into any other business organization, or acquire all or substantially all of the capital stock or property of a third party, unless (i) any such acquired entity becomes a “borrower” under this Agreement and (ii) Lender has previously consented to the applicable transaction in writing.

4.2	Give Lender at least 30 days prior written notice of changes to its name, organization, chief executive office or location of records.

4.3
Pay all its taxes including gross payroll, withholding and sales taxes when due and will deliver satisfactory evidence of payment to Lender if requested, however Borrower may in good faith protest tax assessments and withhold payment of the protested portion of taxes during the pendency of such protest if Borrower provides the taxing authority with a bond or other surety acceptable to such authority and to Lender in its sole discretion in the amount of the taxes subject to the protest.

4.4	Maintain:

(a)
insurance satisfactory to Lender as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of the Borrower's properties, business interruption insurance, public liability insurance including coverage for contractual liability, product liability and workers' compensation, and any other insurance which is usual for the Borrower's business. Each such policy shall provide for at least thirty (30) days prior notice to Lender of any cancellation thereof and must name Lender as additional insured.

(b)
all risk property damage insurance policies (including without limitation windstorm coverage, and hurricane coverage as applicable) covering the tangible property comprising the collateral. Each insurance policy must  be  for  the  full  replacement  cost  of  the  collateral  and  include  a  replacement  cost  endorsement. The insurance  must  be  issued  by an  insurance company  acceptable  to Lender  and  must include  a  lender's loss payable endorsement in favor of Lender in a form acceptable to Lender. Upon  the  request  of  Lender,  Borrower  shall  deliver  to  Lender  a  copy  of  each  insurance  policy,  or,  if  permitted  by  Lender,  a certificate of insurance listing all insurance in force.

4.5	Immediately transfer and deliver to Lender all Collections Borrower receives.

4.6	Not create, incur, assume, or be liable for any indebtedness, other than Permitted Indebtedness.

4.7	Immediately notify Lender if Borrower hereafter obtains any interest in any copyrights, patents, trademarks or licenses that are significant in value or are material to the conduct of its business.

4.8
Provide the following financial information and statements in form and content acceptable to Lender, and such additional information as requested by Lender from time to time. Lender has the right to require Borrower to deliver financial information and statements to Lender more frequently than otherwise provided below, and to use such additional information and statements to measure any applicable financial covenants in this Agreement.

(a)
Within 5 days of the public filing of its annual financial statements, the annual financial statements of Borrower, certified and dated by an authorized financial officer. These financial statements must be audited (with an opinion satisfactory to the Lender) by a Certified Public Accountant acceptable to Lender. The statements shall be prepared on a consolidated basis.

(b)
No later than 30 days after the end of each month (including the last period in each fiscal year), monthly financial statements of Borrower, certified and dated by an authorized financial officer. The statements shall be prepared on a consolidated and consolidating basis.

(c)
Promptly, upon sending or receipt, copies of any management letters and correspondence relating to management letters, sent or received by Borrower to or from Borrower's auditor. If no management letter is prepared, Borrower shall, upon Lender's request, obtain a letter from such auditor stating that no deficiencies were noted that would otherwise be addressed in a management letter.

(d)	Copies of the Form 10-K Annual Report, Form 10-Q Quarterly Report and Form 8-K Current Report for Borrower within 5 days of the date of filing with the Securities and Exchange Commission.

(e)
An annual budget, approved by Borrower’s board of directors, containing financial projections for each fiscal year and specifying the assumptions used in creating the projections. The annual budget shall in any case be provided to Lender no less than 60 days after the beginning of each fiscal year, and any time Borrower materially modifies such projections.

(f)
Within 30 days of the end of each month (including the last month in each fiscal year), a compliance certificate of Borrower, signed by an authorized financial officer and setting forth (i) the information and computations (in sufficient detail) to establish compliance with all financial covenants at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any default under this Agreement and, if any such default exists, specifying the nature thereof and the action Borrower is taking and proposes to take with respect thereto.

(g)
Within 10 business days after the last day of each calendar month, a borrowing base certificate, in form and substance satisfactory to Lender, setting forth Eligible Receivables and Receivable Amounts thereof as of the last day of the preceding calendar month.

(h)
Within   10   business   days   after   the   last   day   of   each   calendar   month,   a   detailed   aging   of   Borrowers receivables  by  invoice  or  a  summary  aging  by  account  debtor,  together  with  payable  aging,  inventory analysis, deferred revenue report, and such other matters as Lender may request.

(i)
Promptly upon Lender's request, such other invoices, contracts, books, records, statements, lists of property and accounts, budgets, forecasts or reports as to Borrower and as to each guarantor of Borrower's obligations to Lender as Lender may request.

4.9
Maintain its primary depository and operating accounts with Lender and, in the case of any deposit or investment accounts not maintained with Lender, grant to Lender a first priority perfected security interest in and “control” (within the meaning of Section 9104 of the California Uniform Commercial Code) of such deposit or investment account pursuant to documentation acceptable to Lender.

4.10
Provide to Lender no later than 60 days after the execution hereof, the following documents which shall be in form satisfactory to Lender: (i) a guaranty by each of Borrower’s subsidiaries of Borrower’s obligations to Lender hereunder, (ii) a security agreement by each of Borrower’s subsidiaries pledging all of the personal property of such subsidiaries as collateral to secure Borrower’s obligations to Lender hereunder, and (iii) a pledge agreement by Borrower pledging all of Borrower’s ownership interests in Borrower’s subsidiaries.

4.11
Promptly provide to Lender such additional information and documents regarding the finances, properties, business or books and records of Borrower or any guarantor or any other obligor as Lender may request.

4.12
Notify Lender of any lawsuit, administrative proceeding, arbitration demand or other dispute in which Borrower is a party, and which, aggregated with all other disputes (other than the Scheduled Disputes), exceeds $50,000.

4.13
Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein): Operating Profit for the immediately preceding three month period of at least $100,000 determined as of the last day of each month.

5.
SECURITY INTEREST. To secure the prompt payment and performance to Lender of all of the Obligations, Borrower hereby grants to Lender a continuing security interest in the Collateral. Borrower is not authorized to sell, assign, transfer or otherwise convey any Collateral without Lender’s prior written consent, except for the sale of finished inventory in the Borrower’s usual course of business. Borrower agrees to sign any instruments and documents requested by Lender to evidence, perfect, or protect the interests of Lender in the Collateral. Borrower agrees to deliver to Lender the originals of all instruments, chattel paper and documents evidencing or related to Receivables and Collateral. Borrower shall not grant or permit any lien or security in the Collateral or any interest therein other than Permitted Liens.

6.
POWER OF ATTORNEY. Borrower irrevocably appoints Lender and its successors and as true and lawful attorney in fact, and authorizes Lender (a) to, whether or not there has been an Event of Default, (i) demand, collect, receive, sue, and give releases to any Account Debtor for the monies due or which may become due upon or with respect to the Receivables and to compromise, prosecute, or defend any action, claim, case or proceeding relating to the Receivables, including the filing of a claim or the voting of such claims in any bankruptcy case, all in Lender’s name or Borrower’s name, as Lender may choose; (ii)prepare, file and sign Borrower’s name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics’ lien or similar document; (iii) notify all Account Debtors with respect to the Receivables to pay Lender directly; (iv)receive and open all mail addressed to Borrower for the purpose of collecting the Receivables; (v) endorse Borrower’s name on any checks or other forms of payment on the Receivables; (vi) execute on behalf of Borrower any and all instruments, documents, financing statements and the like to perfect Lender’s interests in the Receivables and Collateral; (vii) debit any Borrower’s deposit accounts maintained with Lender for any and all Obligations due under this Agreement; and (viii) do all acts and things necessary or expedient, in furtherance of any such purposes, and (b) to, upon the occurrence and during the continuance of an Event of Default, sell, assign, transfer, pledge, compromise, or discharge the whole or any part of the Receivables. Upon the occurrence and continuation of an Event of Default, all of the power of attorney rights granted by Borrower to Lender hereunder shall be applicable with respect to all Receivables and all Collateral.

7.   DEFAULT AND REMEDIES.

7.1	Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default hereunder.

(a)	Failure to Pay. Borrower fails to make a payment when due under this Agreement.

(b)	Lender fails to have an enforceable first lien (except for any prior liens to which Lender has consented in writing) on or security interest in the Collateral.

(c)
False Information. Borrower (or any guarantor) has given Lender any materially false or misleading information or representations or has failed to disclose any material fact relating to the subject matter of this Agreement.

(d)	Death. Borrower or any guarantor dies or becomes legally incompetent, or if Borrower is a partnership, any general partner dies or becomes legally incompetent.

(e)
Bnkruptcy  Borrower  (or  any  guarantor)  files a bankruptcy petition, a bankruptcy petition is filed  against Borrower (or  any  guarantor)  or  Borrower  (or  any  guarantor) makes a general assignment for the benefit of creditors.

(f)	Receivers. A receiver or similar official is appointed for a substantial portion of Borrowers (or any guarantors) business, or the business is terminated.

(g)
Judgement (i)  Any  judgments  or arbitration  awards are  entered against  Borrower  (or  any guarantor)  with respect to a Scheduled Dispute, or Borrower (or any guarantor) enters into any settlement agreements with  respect  to  a  Scheduled  Dispute,  and  the  amount  of  such  agreements,  awards  and  judgments  exceeds $500,000 individually or $1,000,000 in the aggregate, or (ii) any judgments or arbitration awards are entered against Borrower (or any guarantor) with respect to litigation or arbitration that is not a Scheduled Dispute, or Borrower   (or   any   guarantor)   enters   into   any   settlement   agreements   with   respect   to   any   litigation   or arbitration  that  is  not  a  Scheduled  Dispute,  and  the  aggregate  amount  of  such  agreements,  awards  and judgments exceeds $50,000.

(h)
Material   Adverse   Change. A   material   adverse   change   occurs,   or   is   reasonably   likely   to   occur,   in Borrower’s   (or   any   guarantor’s)   business   condition   (financial   or   otherwise),   operations,   properties   or  prospects, or ability to repay the credit.

(i)
Crosss Default. Any default occurs under any agreement in connection with any credit Borrower (or any guarantor) or any of Borrowers Affiliates has obtained from anyone else or which Borrower (or any guarantor) or any of Borrowers Affiliates has guaranteed (other than trade amounts payable incurred in the ordinary course of business and not more than 60 days past due).

(j)
Default under Related Documents.  Any  default  occurs  under  any  guaranty,  subordination  agreement, security  agreement,  deed  of  trust,  mortgage,  or  other  document  required  by  or  delivered  in  connection  with this Agreement or any such document is no longer in effect.

(k)
Other Agreements.  Borrower (or any guarantor) or any of Borrower’s Affiliates fails to meet the conditions of,  or  fails  to  perform  any  obligation  under  any  other  agreement  Borrower  (or  any  guarantor)  or  any  of Borrower’s Affiliates has with Lender or any Affiliate of Lender.

(l)	Change of Control. The holders of the capital ownership of the Borrower as of the date hereof cease to own and control, directly and indirectly, at least 51% of the capital ownership of the Borrower.

(m)	Other Breach. Under Agreement. Borrower fails to meet the conditions of, or fails to perform any obligation under, any term of this Agreement not specifically referred to above.

(n)	Failure to Fully Secure Landlord Letter of Credit. The maximum amount available to be drawn on the Landlord Letter of Credit exceeds the amount held in the Non-Formula Loan Account.

7.2
Remedies. Upon the occurrence of an Event of Default, (1) without implying any obligation to do so, Lender may cease making Advances or extending any other financial accommodations to Borrower; (2) all or a portion of the Obligations shall be, at the option of and upon demand by Lender, or with respect to an Event of Default described in Section 7.1(e), automatically and without notice or demand, due and payable in full; and (3) Lender shall have and may exercise all the rights and remedies under this Agreement and under applicable law, including the rights and remedies of a secured party under the California Uniform Commercial Code, all the power of attorney rights described in Section 6 with respect to all Collateral, and the right to collect, dispose of, sell, lease, use, and realize upon all Receivables and all Collateral in any commercial reasonable manner.

8.
ACCRUAL OF INTEREST. All interest and finance charges hereunder calculated at an annual rate shall be based on a year of 360 days, which results in a higher effective rate of interest than if a year of 365 or 366 days were used. If any amount due under Section 2.2, amounts due under Section 9, and any other Obligations not otherwise bearing interest hereunder is not paid when due, such amount shall bear interest at a per annum rate equal to the Finance Charge Percentage until the earlier of (i) payment in good funds or (ii) entry of a trial judgment thereof, at which time the principal amount of any money judgment remaining unsatisfied shall accrue interest at the highest rate allowed by applicable law.

9.
FEES, COSTS AND EXPENSES; INDEMNIFICATION. The Borrower will pay to Lender upon demand all fees, costs and expenses (including fees of attorneys and professionals and their costs and expenses) that Lender incurs or may from time to time impose in connection with any of the following: (a) preparing, negotiating, administering, and enforcing this Agreement or any other agreement executed in connection herewith, including any amendments, waivers or consents in connection with any of the foregoing, (b) any litigation or dispute (whether instituted by Lender, Borrower or any other person) in any way relating to the Receivables, the Collateral, this Agreement or any other agreement executed in connection herewith or therewith, (c) enforcing any rights against Borrower or any guarantor, or any Account Debtor, (d) protecting or enforcing its interest in the Receivables or the Collateral, (e) collecting the Receivables and the Obligations, or (f) the representation of Lender in connection with any bankruptcy case or insolvency proceeding involving Borrower, any Receivable, the Collateral, any Account Debtor, or any guarantor. Borrower shall indemnify and hold Lender harmless from and against any and all claims, actions, damages, costs, expenses, and liabilities of any nature whatsoever arising in connection with any of the foregoing.

10.   INTEGRATION, SEVERABILITY WAIVER, CHOICE OF LAW, FORUM AND VENUE.

10.1
This Agreement and any related security or other agreements required by this Agreement, collectively: (a) represent the sum of the understandings and agreements between Lender and Borrower concerning this credit; (b) replace any prior oral or written agreements between Lender and Borrower concerning this credit; and (c) are intended by Lender and Borrower as the final, complete and exclusive statement of the terms agreed to by them. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail. If any provision of this Agreement is deemed invalid by reason of law, this Agreement will be construed as not containing such provision and the remainder of the Agreement shall remain in full force and effect. Lender retains all of its rights, even if it makes an Advance after a default. If Lender waives a default, it may enforce a later default. Any consent or waiver under, or amendment of, this Agreement must be in writing, and no such consent, waiver, or amendment shall imply any obligation by Lender to make any subsequent consent, waiver, or amendment.

10.2
THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA. THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, CALIFORNIA, OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS JURISDICTION OVER THE SUBJECT MATTER AND PARTIES IN CONTROVERSY. EACH PARTY HERETO WAIVES ANY RIGHT TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION AND STIPULATES THAT THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, CALIFORNIA SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR ANY OTHER RELATED DOCUMENTS. SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST THE BORROWER MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SPECIFIED FOR NOTICES PURSUANT TO SECTION 11.

11.
NOTICES; TELEPHONIC AND TELEFAX AUTHORIZATIONS. All notices shall be given to Lender and Borrower at the addresses or faxes set forth on the signature page of this agreement and shall be deemed to have been delivered and received: (a) if mailed, three (3) calendar days after deposited in the United States mail, first class, postage pre-paid, (b) one (1) calendar day after deposit with an overnight mail or messenger service; or (c) on the same date of confirmed transmission if sent by hand delivery, telecopy, telefax or telex. Lender may honor telephone or telefax instructions for Advances or repayments given, or purported to be given, by any one of the Authorized Persons. Borrower will indemnify and hold Lender harmless from all liability, loss, and costs in connection with any act resulting from telephone or telefax instructions Lender reasonably believes are made by any Authorized Person. This paragraph will survive this Agreement's termination, and will benefit Lender and its officers, employees, and agents.

12.   DEFINITIONS AND CONSTRUCTION.

12.1
Definitions.   In this Agreement:

“Account Balance”  means  at  any  time  the  aggregate  of  the  Advances  outstanding  as  reflected  on  the  records maintained by Lender, together with any past due Finance Charges thereon.

"Account Debtor"  has the meaning in the California Uniform Commercial Code and includes any person liable on any Receivable, including without limitation, any guarantor of any Receivable and any issuer of a letter of credit orbankers acceptance assuring payment thereof.
“Adjustments”  means  all  discounts,  allowances,  disputes,  offsets,  defenses,  rights  of  recoupment,  rights  of  return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor with respect to any Receivable.

“Advance” means an advance made by Lender to Borrower under this Agreement.

“ Advance Rate” means  80%, or  such greater  or lesser  percentage  as  Lender  may from  time  to time establish  in  its sole discretion upon notice to Borrower.

“Advance  Request”  means  a  writing  in  form  and  substance  satisfactory  to  Lender  and  signed  by  an  Authorized Person requesting an Advance.

“ Agreement” means this Business Financing Agreement.

"Affiliate" means, as to any person or entity, any other person or entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, such person or entity.

“Authorized Person” means Borrower (if an individual) or any one of the individuals authorized to sign on behalf of the Borrower as shown on Borrower’s Corporate Resolutions to Borrow, and any other individual designated by any one of such authorized signers.

"Borrowing  Base"  means  at  any  time  the  sum  of  (i)  the  Eligible  Receivable  Amount  multiplied  by  the  applicable Advance Rate minus (iii) such reserves as Lender may deem proper and necessary from time to time.

"Cash Management Sublimit" means $250,000.

"Collateral"means all of Borrowers rights and interest in any and all personal property, whether now existing or hereafter acquired or created and wherever located, and all products and proceeds thereof and accessions thereto, including but not limited to the following (collectively, the Collateral): (a) all accounts (including health care insurance receivables), chattel paper (including tangible and electronic chattel paper), inventory (including all goods held for sale or lease or to be furnished under a contract for service, and including returns and repossessions), equipment (including all accessions and additions thereto), instruments (including promissory notes), investment property (including securities and securities entitlements), documents (including negotiable documents), deposit accounts, letter of credit rights, money, any commercial tort claim of Borrower which is now or hereafter identified by Borrower or Lender, general intangibles (including payment intangibles and software), goods (including fixtures) and all of Borrowers books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or noncash proceeds thereof, including without limitation, insurance proceeds, and all supporting obligations and the security therefore or for any right to payment.

“ Collections ” means all payments from or on behalf of an Account Debtor with respect to Receivables.

“Compliance Certificate” means  a certificate  in the  form attached  as  ~~Exhibit  A~~  to this  Agreement  by  an  Authorized Person that, among other things, the representations and warranties set forth in this Agreement are true and correct as of the date such certificate is delivered.

“Credit   Limit”   means   $8,000,000,   which   is   intended   to   be   the   maximum   amount   of   Advances   at   any   time outstanding.

“Default”  means  any  Event  of  Default  or  any  event  that  with  notice,  lapse  of  time  or  otherwise  would  constitute  an Event of Default.

“Due Diligence Fee”  means  a  payment  of  an  annual  fee  equal  to  $800  due  upon  the  date  of  this  Agreement  and $500 due upon each anniversary thereof so long as any Advance is outstanding or available hereunder.

“Eligible Receivable” means a Receivable that satisfies all of the following:

(a)	The Receivable has been created by Borrower in the ordinary course of Borrower’s business and without any obligation on the part of Borrower to render any further performance.

(b)	There are no conditions which must be satisfied before Borrower is entitled to receive payment of the Receivable, and the Receivable does not arise from COD sales, consignments or guaranteed sales.

(c)	The Account Debtor upon the Receivable does not claim any defense to payment of the Receivable, whether well founded or otherwise.

(d)
The Receivable is not the obligation of an Account Debtor who has asserted or may be reasonably be expected to assert any counterclaims or offsets against Borrower (including offsets for any “contra accounts” owed by Borrower to the Account Debtor for goods purchased by Borrower or for services performed for Borrower).

(e)
The Receivable represents a genuine obligation of the Account Debtor and to the extent any credit balances exist in favor of the Account Debtor, such credit balances shall be deducted in calculating the Receivable Amount.

(f)	Borrower has sent an invoice to the Account Debtor in the amount of the Receivable.

(g)
Borrower is not prohibited by the laws of the state where the Account Debtor is located from bringing an action in the courts of that state to enforce the Account Debtor’s obligation to pay the Receivable. Borrower has taken all appropriate actions to ensure access to the courts of the state where Account Debtor is located, including, where necessary; the filing of a Notice of Business Activities Report or other similar filing with the applicable state agency or the qualification by Borrower as a foreign corporation authorized to transact business in such state.

(h)
The Receivable is owned by Borrower free of any title defects or any liens or interests of others except the security interest in favor of Lender, and Lender has a perfected, first priority security interest in such Receivable.

(i)
The Account Debtor on the Receivable is not any of the following: (1) an employee, Affiliate, parent or subsidiary of Borrower, or an entity which has common officers or directors with Borrower; (2) the U.S. government or any agency or department of the U.S. government unless Borrower complies with the procedures in the Federal Assignment of Claims Act of 1940 (41 U.S.C.§15) with respect to the Receivable, and the underlying contract expressly provides that neither the U.S. government nor any agency or department thereof shall have the right of set-off against Borrower; (3) any person or entity located in a foreign country unless (A) the Receivable is supported by an irrevocable letter of credit issued by a bank acceptable to Lender or credit insurance acceptable to Lender, and (B) if requested by Lender, the original of such letter of credit and/or any usance drafts drawn under such letter of credit and accepted by the issuing or confirming bank or the credit insurance policy, as applicable, have been delivered to Lender; or (4) an Account Debtor as to which 35% or more of the aggregate dollar amount of all outstanding Receivables owing from such Account Debtor have not been paid within 90 days from invoice date.

(j)
The Receivable is not in default (a Receivable will be considered in default if any of the following occur: (i) the Receivable is not paid within 90 days from its invoice date; (ii) the Account Debtor obligated upon the Receivable suspends business, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or (iii) any petition is filed by or against the Account Debtor obligated upon the Receivable under any bankruptcy law or any other law or laws for the relief of debtors).

(k)	The Receivable does not arise from the sale of goods which remain in Borrower’s possession or under Borrower’s control.

(l)	The Receivable is not evidenced by a promissory note or chattel paper, nor is the Account Debtor obligated to Borrower under any other obligation which is evidenced by a promissory note.

(m)
the Receivable is not that portion of Receivables due from (i) Yahoo! Inc. or its wholly owned subsidiaries or affiliates which is in excess of 70% of Borrower’s aggregate dollar amount of outstanding Receivables, or (ii) any other Account Debtor which is in excess of 35% of Borrower's aggregate dollar amount of all outstanding Receivables.

(n)	The Receivable is otherwise acceptable to Lender.

"Eligible Receivable Amount" means at any time the sum of the Receivable Amounts of the Eligible Receivables.

"Event of Default"  has the meaning set forth in Section 7.1.

“Facility Fee”  means  a  payment  of  an  annual  fee  equal  to 0.25  percentage  points  of  the  Credit  Limit  due  upon  the date of this Agreement and each anniversary thereof so long as any Advance is outstanding or available hereunder.

“Finance Charge”  means  for  each  Monthly  Period  an  interest  amount  equal  to  the  Finance  Charge  Percentage  of the average daily Account Balance outstanding during such Monthly Period.

“Finance Charge Percentage” means  a  rate per  year equal  to  the  Prime  Rate  plus 2.00  percentage points  plus  an additional 5.00 percentage points during any period that an Event of Default has occurred and is continuing.

"FX Sublimit" means $250,000.

"Landlord Letter of Credit"  means  the  Letter  of  Credit  issued  by  Lender  in  favor  of  Lightwave  Drive,  LLC  as beneficiary.

“Lender” means Bridge Bank, National Association, and its successors and assigns.

"Letter of Credit"  has the meaning set forth in Section 1.8.

"Letter of Credit Obligations"  means, at any time, the sum of, without duplication, (i) the maximum amount available to  be  drawn  on  all  outstanding  Letters  of  Credit  issued  by  Lender  or  by  Lender’s  Affiliate  and  (ii)  the  aggregate amount of all amounts drawn and unreimbursed with respect to Letters of Credit issued by the Lender or by Lender’s Affiliate.

"Letter of Credit Sublimit" means $500,000.

"Maintenance Fee" means for any Monthly Period, the amount equal to 0.125 percentage points of the average daily Account Balance for such Monthly Period.

"Maturity Date"  means  two  years  from  the  date  hereof  or  such  earlier  date  as  Lender  shall  have  declared  the Obligations immediately due and payable pursuant to Section 7.2.

"Month End"  means the last calendar day of each Monthly Period.

"Monthly Period"  means each calendar month.

“Non-Formula Loan Amount” means $475,000.

“Non-Formula Loan” has the meaning set forth in Section 1.11.

“Obligations”  means  all  liabilities  and  obligations  of  Borrower  to  Lender  of  any  kind  or  nature,  present  or  future, arising under  or in  connection  with  this  Agreement  or under any  other  document,  instrument  or agreement,  whether or  not  evidenced  by  any  note,  guarantee  or  other  instrument,  whether  arising  on  account  or  by  overdraft,  whether direct  or  indirect  (including  those  acquired  by  assignment)  absolute  or  contingent,  primary  or  secondary,  due  or  to become  due,  now  owing  or  hereafter  arising,  and  however  acquired;  including,  without  limitation,  all  Advances (including the Non-Formula Loan), Finance Charges, fees, interest, expenses, professional fees and attorneys’ fees.

“Operating   Profit”   means   net   income   plus   interest   and   taxes,   plus   non-cash   expenses   for   amortization, depreciation, stock-based compensation, discontinued operations, and non-recurring items.

"Overadvance" means at any time an amount equal to the greater of (a) the amounts (if any) by which the total amount of the outstanding Advances (including deemed Advances with respect to the FX Sublimit and the Letter of Credit Sublimit and the total amount of the Cash Management Sublimit, but not including the Landlord Letter of Credit) exceeds the lesser of the Credit Limit or the Borrowing Base, or (b) the amounts (if any) by which the total amount of the outstanding deemed Advances with respect to the FX Sublimit, the Letter of Credit Sublimit or the Cash Management Sublimit) exceeds the sublimit therefor.

"Permitted Indebtedness"  means:

(a)	Indebtedness under this Agreement or that is otherwise owed to the Lender.

(b)	Indebtedness existing on the date hereof and specifically disclosed on a schedule to this Agreement.

(c)	Purchase money indebtedness (including capital leases) incurred to acquire capital assets in ordinary course of business and not exceeding $500,000 in total principal amount at any time outstanding.

(d)
Other indebtedness in an aggregate amount not to exceed $500,000 at any time outstanding; provided that such indebtedness is junior in priority (if secured) to the Obligations and provided that the incurrence of such Indebtedness does not otherwise cause and Event of Default hereunder.

(e)
Indebtedness incurred in the refinancing of any indebtedness set forth in (a) through (d) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the Borrower.

(f)	Subordinated Debt.

“Permitted Liens” means the following but only with respect to property not consisting of Receivables:

(a)	Liens securing any of the indebtedness described in clauses (a) through (d) of the definition of Permitted Indebtedness.

(b)
Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Lender’s security interests.

(c)
Liens incurred in connection with the extension, renewal or refinancing of the indebtedness described in clause (e) of the definition of Permitted Indebtedness, provided that any extension, renewal or replacement lien shall be limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

(a)	Liens securing Subordinated Debt.

"Prime Rate" means the greater of 3.25% per year or the variable per annum rate of interest most recently announced by Lender as its "Prime Rate." Lender may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in Lenders Prime Rate.

"Receivable Amount" means as to any Receivable, the Receivable Amount due from the Account Debtor after deducting all discounts, credits, offsets, payments or other deductions of any nature whatsoever, whether or not claimed by the Account Debtor.

"Receivables" means Borrowers rights to payment arising in the ordinary course of Borrowers business, including accounts, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, and bankers acceptances.

"Scheduled Disputes" means the lawsuits, arbitration proceedings and other disputes described in Schedule 1 hereto.

"Scheduled Disputes" means indebtedness of Borrower that is expressly subordinated to the indebtedness of Borrower owed to Lender pursuant to a subordination agreement satisfactory in form and substance to Lender.

“Termination  Fee”  means  a  payment  equal  to  1.00%  of  the  sum  of  the  Credit  Limit  plus  the  Non-Formula  Loan Amount.

12.2	Construction:

(a)
In  this  Agreement:  (i) references  to  the  plural  include  the  singular  and  to  the  singular  include  the  plural; (ii) references  to  any  gender  include  any  other  gender;  (iii) the  terms  “include”  and  “including”  are  not limiting; (iv) the term “or” has the inclusive meaning represented by the phrase “and/or,” (v) unless otherwise specified,  section  and  subsection  references  are  to  this  Agreement,  and  (vi) any  reference  to  any  statute, law, or regulation shall include all amendments thereto and revisions thereof.

(b)
Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved using any presumption against either Borrower or Lender, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each party hereto and their respective counsel. In case of any ambiguity or uncertainty, this Agreement shall be construed and interpreted according to the ordinary meaning of the words used to accomplish fairly the purposes and intentions of all parties hereto.

(c)	Titles and section headings used in this Agreement are for convenience only and shall not be used in interpreting this Agreement.

13.
JURY TRIAL WAIVER. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

14.	JUDICIAL REFERENCE PROVISION.

14.1	In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

14.2
With the exception of the items specified in Section 14.3, below, any controversy, dispute or claim (each, a "Claim") between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the "Loan Documents" ), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure ("CCP"), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the "Court").

14.3
The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise  of, or  opposition  to,  any of  those  items  does not  waive  the  right of  any  party  to  a reference pursuant to  this reference provision as provided herein.

14.4
The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

14.5
The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

14.6
The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

14.7
Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

14.8
The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

14.9
If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

14.10
THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

                                                                    (

15.
EXECUTION, EFFECTIVENESS, SURVIVAL. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other documents executed in connection herewith constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect until the Maturity Date and thereafter so long as any Obligations remain outstanding hereunder. Lender reserves the right to issue press releases, advertisements, and other promotional materials describing any successful outcome of services provided on Borrowers behalf. Borrower agrees that Lender shall have the right to identify Borrower by name in those materials.

16.
OTHER AGREEMENTS. Any security agreements, liens and/or security interests securing payment of any obligations of Borrower owing to Lender or its Affiliates also secure the Obligations, and are valid and subsisting and are not adversely affected by execution of this Agreement. An Event of Default under this Agreement constitutes a default under other outstanding agreements between Borrower and Lender or its Affiliates.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement on the day and year above written.

BORROWER:	LENDER:

INUVO, INC.	BRIDGE BANK, NATIONAL ASSOCIATION

By:	By:
Name:	Name:
Title:	Title:

Adress for Notices:	Adress for Notices:
15550 Lightwave Drive, Suite 300	55 Almaden Blvd.
Clearwater, FL 33670	San Jose, CA 95113
Attn: Wally Ruiz	Fax: (408) 423-8510
Fax: (727) 324-0063

Schedule 1

Scheduled Disputes

Hypertouch, Inc. v. ValueClick, Inc., E-Babylon, Inc., Hi-Speed Media, Inc., VC E-Commerce Solutions, Inc. Webclients, Inc. and Primary Ads, Inc., Case No. LC081000 in the Los Angeles Superior Court.   On April 8, 2008, Hypertouch, Inc. filed an action against the Company and various other defendants in the same industry.   The plaintiff is seeking recovery for purported violations of the California anti-“spam” statute and the California unfair competition statute, alleging that a subsidiary of the Company had sent 4,000 “spam” emails.   The Los Angeles Superior Court has granted motions for summary judgment in favor of the defendants, including our Company.   The plaintiff filed an appeal and the Court of Appeal reversed the summary judgment.  We believe all but 30 to 40 emails attributed to the Company were received beyond three years of the filing of Hypertouch’s Complaint and therefore beyond the statute of limitations and (ii) over one year from the filing of the Complaint thereby limiting any liquidated damages.

Raleigh Flex Owner I, LLC v MarketSmart Interactive, Inc. and MarketSmart Advertising, Inc., Case No. 1:09-CV-699, Middle District of North Carolina.   This action, which was commenced in September 2009, is by the owner of property located in Morrisville, NC that was leased to MarketSmart Interactive, Inc. (“Interactive”) and occupied at various times by Interactive and MarketSmart Advertising, Inc. (“MSA”).   Interactive was a wholly owned subsidiary which was dissolved in March 2007; MSA is a subsidiary of our company and is now inactive. The plaintiff is alleging breach of the lease agreement in addition to claims against both defendants for unfair and deceptive trade practices, fraud and misrepresentation.   The plaintiff has alleged damages of lost rent and the costs of reletting the premises to another tenant. In 2010, the plaintiff amended to complaint to include Inuvo, Inc. We are vigorously defending this matter.

John Giura v Inuvo, Inc., Case No. 08 L 3539, in the Circuit Court of Cook County, Illinois.   On April 1, 2008, John Giura, a former director, filed a breach of contract action alleging that we breached a consulting agreement between Mr. Giura and our company and seeking damages.  We have filed an answer and a motion for summary judgment. We are defending this case vigorously.

Oltean et al v Think Partnership Inc. et al, Q.B. Action No. 0803 03228 and Oltean v Vintacom Acquisition Company ULC, Q.B. Action No. 0903 06658.   On March 6, 2008 Kelly Oltean, Mike Baldock and Terry Schultz, former employees, filed a breach of employment claim against us in The Court of Queen’s Bench of Alberta, Judicial District of Edmonton, Canada claiming damages for wrongful dismissal. On March 6, 2008 the same three plaintiffs filed a similar statement of claim against Vintacom Acquisition Company, ULC, an inactive subsidiary of our Company, again for wrongful dismissal and claiming the same damages.   In October 2009 the two actions were consolidated.  We are vigorously defending this case.

Think Partnership, Inc. v. John Paul Linden, Case No. 08-11160-CI-7, in the Sixth Judicial Circuit Court for Pinellas County, Florida; John Linden v. Kowabunga, Inc. and Stan Antonuk, Case No. 08-cv-1507-T-17TBM, U.S. District Court for the Middle District of Florida; and John Linden v. Kowabunga, Inc., Case No. 2010-SOX-00008, USDOL Administrative Proceeding. We are involved in four pending legal matters with John Linden, a former employee. In the state court action, Linden has alleged breach of his employment agreement and other counts, and seeks damages. In the federal court action, Linden has alleged defamation due to the Company’s description of the termination in its SEC filings. The Company has denied liability as to all claims, and is vigorously defending each of the actions. The Company’s EPLI policy is responsible for the legal expenses.